                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ ]      Definitive Proxy Statement

[x]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12


--------------------------------------------------------------------------------
                              Dave & Buster's, Inc.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11 ("Rule 0-11").

         (1)      Title of each class of securities to which transaction applies

         (2)      Aggregate number of securities to which transaction applies

         (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11

         (4)      Proposed maximum aggregate value of transaction

         (5)      Total fee paid

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:


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                             (DAVE & BUSTER'S LOGO)

                      YOUR VOTE IS STRATEGICALLY IMPORTANT

May 22, 2003

Dear Fellow Dave & Buster's Shareholder:

Since our last letter to you on April 10, we have filed our proxy materials with the SEC and we are now able to publicly address a very serious situation. Today we need your consideration, your attention and your vote to prevent a possible board takeover of Dave & Buster's, Inc.

           THE FUTURE OF YOUR COMPANY IS AT STAKE - EVERY VOTE COUNTS!

Today you may choose between two opposing slates of three directors.

The first is our slate of directors, comprised of highly qualified individuals dedicated to the long-term operational excellence and governance integrity of the Company:

          o    Peter Edison, Chairman of the Board

          o    James "Buster" Corley, CEO & COO

          o    Patricia Priest, Audit Committee Chair

The second slate is being submitted by Don Netter of Dolphin Limited Partnership I, L.P., an opportunistic private investment arbitrage fund originally bankrolled by entities controlled by Mr. Netter's father. Dolphin has acquired most of its Dave & Buster's stock just within the last nine months.

As you consider your choices between the two slates of directors, please carefully consider the following information about Mr. Netter, his nominees and his plan.

o MR. NETTER held high-level executive positions, including TREASURER, AND served as a DIRECTOR of Damon Corp.(1) during the time that the company was engaged in a massive MEDICARE FRAUD scheme that resulted in the company paying $119 million to settle the criminal and civil charges.(2) The Damon directors, which included Mr. Netter, reportedly failed to disclose to investigators, or to shareholders, evidence of Medicare billing irregularities they discovered during an internal investigation.(3) According to reports in The Boston Globe and The Salt Lake Tribune, the federal prosecutor involved in the case described the fraud as "corporate greed run amok."(4) THIS IS NOT WHAT WE WOULD CONSIDER HIGH LEVELS OF INTEGRITY.

o EXCEPT FOR DAMON CORP., MR. NETTER'S ONLY REPORTED EXPERIENCE SERVING AS A PUBLIC COMPANY DIRECTOR IS WITH COMPANIES THAT ARE CONTROLLED BY HIS FATHER, OTHER FAMILY MEMBERS OR HIMSELF.(5) Mr. Weinstein and Mr. Hartline, the other two nominees on Mr. Netter's slate, have notable backgrounds in the accounting and legal fields, respectively. HOWEVER, NEITHER OF THESE OTHER TWO NOMINEES HAS ANY EXPERIENCE SERVING ON A PUBLIC COMPANY BOARD.(6)

o In addition to seeking three seats on your Company's board this year, WE BELIEVE THAT MR. NETTER IS POSITIONING HIMSELF TO TAKE CONTROL OF YOUR COMPANY AT THE 2004 ANNUAL MEETING, WITHOUT INDICATING WHETHER HE INTENDS TO PAY YOU A DIME FOR THE PRIVILEGE. In a letter to Dave & Buster's Chairman dated April 15, 2003, Mr. Netter wrote: "We want to assure you that, if our slate is elected, shareholders will be empowered to effect a change in control of the board in 2004 if necessary."(7) Why would you allow an arbitrage fund manager to take control over your Company? MR. NETTER DEFINITELY HASN'T WORKED FOR THE PRIVILEGE; HE DOESN'T HAVE WHAT WE THINK IS A SUCCESSFUL TRACK RECORD OF BUILDING SHAREHOLDER VALUE; AND IN OUR OPINION, HIS AND DOLPHIN'S INTERESTS IN THE LONG-TERM PROSPECTS OF DAVE & BUSTER'S ARE NOT ALIGNED WITH YOURS.

o Last year, Dolphin disclosed it owned a 3.5 percent stake in a company called Liquid Audio (Nasdaq: LQID), which is now in LIQUIDATION FOLLOWING A TAKEOVER BATTLE ENCOURAGED BY MR. NETTER. At the time, Liquid Audio had signed a merger agreement with Alliance Entertainment. Dolphin, through Don Netter, spoke out forcefully against the merger, instead supporting a takeover by MM Companies.(8) Lawsuits were filed, the board eventually approved the MM Companies takeover and two new directors from MM Companies were named to the board.(9) Since that time, multiple directors, the CEO and the CFO have all resigned from Liquid Audio, the company has received a notice of DELISTING from Nasdaq, and the most recent financials of the company attributed nearly $1 million of its loss to fees "associated with the various litigation matters" relating to the takeover.(10)

o Don Netter has not articulated in his proxy materials any value he has ever brought to a public company. IN OUR OPINION, MR. NETTER OFFERS LITTLE TO YOU, OUR SHAREHOLDERS, EXCEPT AN UNPROVEN TRACK RECORD, SELF-SERVING AMBITION, A LOT OF NEGATIVE RHETORIC AND A PLAN TO TAKE CONTROL OF YOUR COMPANY.

o In our opinion, Mr. Netter is using Dave & Buster's as a platform to elevate his own profile and Dolphin's, at our shareholders' expense. We believe that you will see through Mr. Netter's rhetoric, and view his true agenda for what we think it really is.

At this point in Dave & Buster's history, and with the backdrop of the current economic climate, shareholders will best be served through the careful implementation of a strategic plan to improve performance and build for future growth. We have that plan in place. We have the management team and a strong, focused board of directors who can implement the plan and produce tangible, measurable results. DAVE & BUSTER'S BELIEVES THAT THE ELECTION OF A DISSIDENT SLATE OF DIRECTORS LED BY MR. NETTER WILL ONLY DIVIDE, DISTRACT AND DISRUPT

YOUR BOARD OF DIRECTORS AT EXACTLY THE TIME WHEN FOCUS AND COMMITMENT TO SHAREHOLDER VALUE ARE NEEDED MOST.

Our belief that MR. NETTER'S INTENT IS ONLY TO BE DISRUPTIVE AND UNREASONABLE has been hardened by his CONTINUED REFUSAL to consider practical resolutions proposed by Dave & Buster's. WE OFFERED MR. NETTER POTENTIAL COMPROMISES, including opportunities to suggest director candidates for consideration by the Board's Nominating and Governance Committee, and a possible board seat for one of his nominees or for Mr. Netter himself. We offered these compromises IN AN ATTEMPT TO SAVE THE COMPANY A GREAT DEAL OF TIME AND MONEY, and to avoid distracting management with a proxy contest at a time when it should be focused squarely on the Company's business.

BY POSITIVE CONTRAST, in an effort to be receptive to shareholders' concerns, Dave & Buster's has REACHED AN AGREEMENT WITH ONE OF ITS LARGEST SHAREHOLDERS, RENAISSANCE CAPITAL GROUP, INC. (Nasdaq: RENN). Renaissance has agreed to VOTE THEIR 619,700 SHARES FOR OUR DIRECTORS AND ALSO WITHDRAW THEIR SHAREHOLDER PROPOSAL. For your consideration, we have included this announcement and also the news of our excellent ratings for corporate governance.

The future direction of your Company is dependent upon you VOTING FOR DAVE & BUSTER'S SLATE OF DIRECTORS ON THE WHITE PROXY CARD. Now is the time to support the momentum we are building to increase the value of Dave & Buster's by more efficient management driven by our strong and independent Board of Directors.

Thank you for your time and your support.

Sincerely,


Peter Edison                          James "Buster" Corley               David "Dave" Corriveau
Chairman of the Board                 CEO and COO                         President
Dave & Buster's, Inc.                 Dave & Buster's, Inc.               Dave & Buster's, Inc.

Enclosures (5)

----------

(1) Source: Proxy statement filed by Damon Corp with the SEC on June 11, 1993, and proxy statement filed by Dolphin Limited Partnership I, L.P. ("Dolphin") with the SEC on May 19, 2003. The Damon proxy statement indicates that Mr. Netter served as a director of Damon Corp. beginning in 1989, as Vice President of Damon Corp. beginning in May 1989, and as Senior Vice President and Treasurer of Damon Corp. beginning in February 1992. The Dolphin proxy statement indicates that Mr. Netter held his directorship and various officerships in Damon Corp beginning in 1989 and until the sale of Damon Corp in 1993.

(2) Source: "Needham Lab Fined $119m for Fraud," The Boston Globe, October 10, 1996.

(3) Source: "Romney Says Board Didn't Alert Probers, Declares Firm Took Corrective Action," The Boston Globe, October 11, 2002; "Romney Confirms Findings Not Turned Over to the Feds," The Salt Lake Tribune, October 11, 2002.

(4) Source: "Needham Lab Fined $119m for Fraud," The Boston Globe, October 10, 1996 (quoting US Attorney Donald Stern); "Romney Confirms Findings Not Turned Over to the Feds," The Salt Lake Tribune, October 11, 2002.

(5) Source: Dolphin's definitive proxy statement filed with the SEC on May 19, 2003 indicates that Mr. Netter is or has been a director of three public companies: Damon Corp., The Aristotle Corporation and Independence Holding Company. Mr. Netter's positions with Damon Corp. are summarized in note 1 above. Based on Dolphin's definitive proxy statement, "[f]rom 1989 to 1993, Mr. Netter was co-general partner of RLR Partners L.P., the general partner of Ballantrae Partners, L.P., a New York based private investment partnership that was engaged in acquiring significant stakes in public companies, merger arbitrage and leveraged acquisitions. Following Ballantrae's leveraged acquisition of Damon Corporation in 1989 and until its sale in 1993, Mr. Netter was a director and held officerships of Damon, a significant participant in the clinical laboratory testing business." The
     Schedule 13D for The Aristotle Corporation filed by Geneve Corporation on June 19, 2002 states that Mr. Edward Netter (the father of Mr. Donald Netter) may be "deemed to be the controlling person of Geneve [Corporation]." According to that Schedule 13D, Geneve Corporation, moreover, owns 93.9% of the common stock and 91.1% of the voting stock of The Aristotle Corporation. In addition, Independence Holding Company's Form 10-Q filed on May 15, 2003, indicates that Geneve Holdings, Inc. and its affiliated entities hold approximately 58% of Independence Holding Company's outstanding common stock of as of March 31, 2003. Independence Holding Company's proxy statement field with the SEC on April 30, 2002 further states that Mr. Edward Netter and members of his family "control Geneve by virtue of his voting interest."

(6) The information contained in Dolphin's definitive proxy statement and in Dolphin's notice to Dave & Buster's of its intent to nominate directors does not indicate that either of Messrs. Hartline or Weinstein has served as a director of a public company.

(7)  A copy of the April 15 letter to our Chairman is included as part of a
     Schedule 14A (Definitive Additional Materials) filed by Dave & Buster's, Inc. with the SEC on May 20, 2003.

(8) Source: "Holders of 3-1/2% of Liquid Audio to Vote Against Merger," PR Newswire, September 23, 2002.

(9)  Source: Form 10-Q filed by Liquid Audio with the SEC on November 14, 2002.

(10) Source: Form 10K filed by Liquid Audio with the SEC on March 31, 2003;
     Schedule 14A (Definitive Additional Material) filed by Liquid Audio with the SEC on October 8, 2002; Ron Harris, "Struggling Liquid Audio to Dissolve, Pay Stockholders," Associated Press Newswires, December 9, 2002.

                             YOUR VOTE IS IMPORTANT

     1. To vote FOR your Company's nominees, you MUST execute a WHITE proxy card.

     2. THE BOARD OF DIRECTORS URGES YOU TO DISCARD the BLUE proxy card YOU MAY HAVE RECEIVED FROM DOLPHIN LIMITED PARTNERSHIP I, L.P. ("DOLPHIN"). A "WITHHOLD AUTHORITY" VOTE ON DOLPHIN'S BLUE PROXY CARD IS NOT A VOTE FOR THE BOARD'S NOMINEES.

     3. IF YOU VOTED ON A BLUE PROXY CARD BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed WHITE proxy card IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE.

     4. REMEMBER - ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

     5. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT THEM TO VOTE YOUR SHARES FOR YOUR COMPANY'S NOMINEES ON THE WHITE PROXY CARD.



For assistance in voting your shares, or for further information, please contact our proxy solicitor.


  If you have questions or need assistance in voting your shares, please call:

                          (GEORGESON SHAREHOLDER LOGO)

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 605-6576 (Toll Free)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800